EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Fulton Financial Corporation:
We consent to the incorporation by reference in the registration statement (No. 333-05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76600, No. 333-76596, No. 333-76594, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, and No. 333-145542) on Forms S-8 and on the registration statement (No. 33-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339 and No. 333-156396) on Forms S-3 of Fulton Financial Corporation of our report dated March 2, 2009, with respect to the consolidated balance sheets of Fulton Financial Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Fulton Financial Corporation.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 2, 2009

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